Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•                  Registration Statements on Form S-8:

•             No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•             No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

•             No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan)

•             No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan)

•             No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan)

•             No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees)

•             No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

•             No. 333-104507 (relating to the Xcel Energy 401(k) Savings Plan)

•             No. 333-115754 (relating to Stock Equivalent Plan for Non-Employee Directors)

•                  Registration Statements on Form S-3:

•             No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities)

•             No. 333-36270 and 333-74996 (relating to the Xcel Energy Direct Purchase Plan)

•             No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

•             No. 333-082352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock)

•             No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment Plan)

•             No. 333-113739 (relating to Xcel Energy $57,500,000 Principal Amount of Convertible Debt Securities)

•                  Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer)

•                  Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 No. 333-109601 (related to the exchange of Xcel Energy Inc. senior notes)

•                  Post-Effective Amendment No. 1 on Form S-3 to Form S-1 No. 333-103258 (related to $230,000,000 Principal Amount of Convertible Debt Securities)

of our reports dated March 3, 2005, relating to the financial statements and financial statement schedules of Xcel Energy Inc., and management’s report of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 3, 2005